UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2009

Unit Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-9260	73-1283193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7130 South Lewis, Suite 1000, Tulsa, Oklahoma	74136
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 493-7700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations.

Item 1.01 Entry Into a Material Definitive Agreement.

Shareholder Rights Plan

On March 23, 2009, the Company appointed American Stock Transfer Trust Company, LLC (“the Rights Agent”) as rights agent under the Rights Agreement, as amended and restated on May 18, 2005 (the “Rights Agreement”).

On March 24, 2009, the Company and the Rights Agent entered into the Fourth Amendment to the Rights Agreement (the “Amendment”) to exempt the George Kaiser Family Foundation (“GKFF”) from the definition of acquiring person, subject to certain conditions, for so long as GKFF owns an amount of common shares of the Company that is (a) greater than or equal to 15% of the issued and outstanding common shares of the Company and (b) less than or equal to 25% of the issued and outstanding common shares of the Company.  The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 4.1 hereto and is incorporated by reference herein.

In connection with the Amendment, the Company has taken actions such that the acquisition of additional shares by GKFF will not be deemed to be a change of control for purposes of the Company’s employee benefits plans, including the key employee agreements.

Also in connection with the Amendment, on March 24, 2009, the Company entered into a Standstill Agreement (the “Standstill Agreement”) with GKFF.  The Standstill Agreement restricts GKFF from taking certain actions during the Standstill Period (as defined below) with respect to the Company, including influencing or controlling management of the Company, obtaining representation on the Company’s board of directors, participating in the solicitation of proxies with respect to the Company and acquiring in excess of 25% of the common shares of the Company.  The Standstill Agreement also requires GKFF, during the Standstill Period, to vote its common shares of the Company in accordance with the recommendations of the Company’s board of directors, subject to certain exceptions.  The Standstill Period is defined in the Standstill Agreement to mean the period beginning on the date of the Standstill Agreement and ending on the first date, after having acquired 15% ownership of the Company, on which GKFF falls below 15% ownership of the company.  The foregoing summary of the Standstill Agreement is qualified in its entirety by reference to the full text of the Standstill Agreement, which is filed as Exhibit 4.2 hereto and is incorporated by reference herein.

Section 3 – Securities and Trading Markets.

Item 3.03 Material Modification to Rights of Security Holder.

On March 24, 2009, the Company amended and restated its Rights Agreement.  A more detailed discussion regarding the Rights Agreement is provided in Item 1.01 above.

Section 9 – Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
4.1	Fourth Amendment of Rights Agreement dated as of March 24, 2009, between the Company and American Stock Transfer Company, LLC, as successor to Mellon Investor Services L.L.C.
4.2	Standstill Agreement dated as of March 24, 2009, by and between the Company and the George Kaiser Family Foundation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unit Corporation

Date: March 25, 2009	By: /s/ Mark E. Schell
Mark E. Schell
Senior Vice President
and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
4.1	Fourth Amendment of Rights Agreement dated as of March 24, 2009, between the Company and American Stock Transfer Company, LLC, as successor to Mellon Investor Services L.L.C.
4.2	Standstill Agreement dated as of March 24, 2009, by and between the Company and the George Kaiser Family Foundation